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                                                              Exhibit 3(i)

                RESTATED ARTICLES OF INCORPORATION
                                OF
                    COMMERCE BANCSHARES, INC.

                      A Missouri Corporation



                            ARTICLE I

The name of this corporation is Commerce Bancshares, Inc.


                            ARTICLE II

     The address of the corporation's registered office is in care of T. Alan Peschka, 1000 Walnut Street, Kansas City,
Missouri, and the name of the corporation's registered agent at such address is Commerce Bank of Kansas City, National
Association.


                           ARTICLE III

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 14,000,000 shares, consisting of

     (i) 2,000,000 shares of Preferred Stock of the par value of $1 per share, and

     (ii) 12,000,000 shares of Common Stock of the par value of $5 per share.

     The voting powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, of the classes of stock of the corporation which are fixed by these Articles of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolutions providing for the issue of preferred stock the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by these Articles of Incorporation are as follows:

     (a) The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of paragraph (b) of this Article III. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     (b) Authority is hereby vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by resolution or resolutions providing for the issue of shares thereof the voting powers, if any, the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent now or hereafter permitted by these Articles of Incorporation and the laws of the State of Missouri, in respect of the matters set forth in the following subparagraphs (1) to (9), inclusive:

          (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

          (2) the dividend rate of such series and any limitations, restrictions or conditions on the payment of dividends, subject to paragraph (c) of this Article III;

          (3) the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the corporation;

          (4) the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution or winding up of the corporation;

          (5) whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series and, if so entitled, the amount of such fund and the manner of its application;

          (6) whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the corporation or shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (7) whether or not the shares of such series shall have any voting powers and, if voting powers are so granted, the extent of such voting powers;

           (8) whether or not the shares of such series shall be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the corporation or any subsidiary, upon the issue of any additional Preferred Stock (including additional shares of such series or of any other series), and upon the payment of dividends (in addition to those provided in paragraphs (c) and (d) of this Article
     III) or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of, any outstanding stock of the corporation; and

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          (9)  such other preferences, rights, restrictions and
     qualifications as shall not be inconsistent herewith.

     (c) The holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash at the rate for such series fixed by the Board of Directors as provided in paragraph (b) of this
Article III, and no more, payable quarterly on the first days of January, April, July and October or of such other months as may be designated by the Board of Directors (each of the quarterly periods ending on the first day of January, April, July and October in each year, or on the first days of such other months, respectively, being hereinafter called a dividend period), in each case from the date of cumulation (as defined in paragraph
(h) of this Article III) of such series. Except as may otherwise be provided in the resolution or resolutions providing for the issue of any given series of Preferred Stock, dividends on Preferred Stock shall be cumulative (whether or not there shall be net profits or net assets of the corporation legally available for the payment of such dividends) so that, if at any time full cumulative dividends (as defined in paragraph (h) of this Article
III) upon the Preferred Stock of all series to the end of the last completed dividend period shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount shall have been declared on each such series and a sum sufficient for the payment thereof shall have been set apart for such payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock of any series (either pursuant to any applicable sinking fund provisions or any redemption authorized pursuant to paragraph (g) of this Article III or otherwise) or set aside for or applied to the purchase of Common Stock and before any dividend shall be paid or any other distribution made upon the Common Stock (other than a dividend payable in Common Stock); provided, however, that any moneys deposited in the sinking fund provided for any series of Preferred Stock in the resolution or resolutions providing for the issue of shares of said series, in compliance with the provisions of such sinking fund and of this paragraph (c), may thereafter be applied to the purchase or redemption of Preferred Stock in accordance with the terms of such sinking fund whether or not at the time of such application full cumulative dividends upon the outstanding Preferred Stock of all series to the end of the last completed dividend period shall have been paid or declared and set apart for payment. All dividends declared upon the Preferred Stock of the respective series outstanding shall be declared pro rata, so that the amounts of dividends declared per share on the Preferred Stock of different series shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of such respective series bear to each other.

     (d) Before any sum or sums shall be set aside for or applied to the purchase of Common Stock and before any dividends shall be paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock), the corporation shall comply with the sinking fund provisions, if any, of any resolution or resolutions providing for the issue of any series of Preferred Stock any shares of which shall at the time be outstanding.

     (e) Subject to the provisions of paragraph (c) and (d) of this Article III, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

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     (f)  In the event of any liquidation, dissolution or winding up of the corporation, the holders of Preferred Stock of each series then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock, an amount determined as provided in paragraph (b) of this Article
III for every share of their holdings of Preferred Stock of such series. If upon any liquidation, dissolution or winding up of the corporation the assets of the corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock of all series the full amounts to which they respectively shall be entitled, the holders of Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to Preferred Stock of all series were paid in full. In the event of any liquidation, dissolution or winding up of the corporation, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the corporation available for distribution to its stockholders. Neither the merger or consolidation of the corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the corporation, nor the sale, transfer or lease of all or substantially all of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation.

     (g) Subject to any requirements which may be applicable to the redemption of any given series of Preferred Stock as provided in any resolution or resolutions providing for the issue of such series of Preferred Stock, the Preferred Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the corporation at its election expressed by resolution of the Board of Directors, at any time or from time to time, upon not less than 30 days' previous notice to the holders of record of Preferred Stock to be redeemed, given by mail in such manner as may be prescribed by resolution or resolutions of the Board of Directors:

          (1) if such redemption shall be otherwise than by the application of moneys in any sinking fund referred to in paragraph (d) of this Article III, at the redemption price, fixed as provided in paragraph (b) of this Article III, at which shares of Preferred Stock of the particular series may then be redeemed at the option of the corporation, and

          (2) if such redemption shall be by the application of moneys in any sinking fund referred to in paragraph (d) of this Article III, at the redemption price, fixed as provided in paragraph (b) of this Article III, at which shares of Preferred Stock of the particular series may then be redeemed for such sinking fund;

provided, however, that, before any Preferred Stock of any series shall be redeemed at said redemption price thereof specified in clause (1) of this paragraph (g), all moneys at the time in the sinking fund, if any, for Preferred Stock of that series shall first be applied, as nearly as may be, to the purchase or redemption of Preferred Stock of that series as provided in the resolution or resolutions of the Board of Directors providing for such sinking fund. If less than all the outstanding shares of Preferred Stock of any series are to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. The corporation may, if it shall so elect, provide moneys for the payment of the redemption price by depositing the amount thereof for the account of the holders of Preferred Stock entitled thereto with a bank or trust company doing business in Kansas City, Missouri and having capital and surplus of at least $5,000,000. The date upon which such deposit may be made by the corporation (hereinafter called the "date of deposit") shall be prior to the date fixed as the date of redemption but not earlier than the date on which notice thereof shall be given. In any such case there shall be included in the notice of redemption a statement of the date of deposit and of the name and address of the bank or trust company with which the deposit has been or will be made. On and after the date fixed in any such notice of redemption as the date of redemption (unless default shall be made by the corporation in providing moneys for the payment of the redemption price pursuant to such notice) or, if the corporation shall have made such deposit on or before the date specified therefor in the notice, then on and after the date of deposit, all rights of the holders of the Preferred Stock to be redeemed as stockholders of the corporation, except the right to receive the redemption price as hereinafter provided, and, in the case of such deposit, any conversion rights not theretofore expired, shall cease and terminate. Such conversion rights, however, in any event shall cease and terminate upon the date fixed for redemption or upon any earlier date fixed by the Board of Directors pursuant to paragraph (b) of this Article III for termination of such conversation rights. Anything herein contained to the contrary notwithstanding, said redemption price shall include an amount equal to accrued dividends on the Preferred Stock to be redeemed to the date fixed for the redemption thereof and the corporation shall not be required to declare or pay on such Preferred Stock to be redeemed, and the holders thereof shall not be entitled to receive, any dividends in addition to those thus included in the redemption price, provided, however, that the corporation may pay in regular course any dividends thus included in the redemption price either to the holders of record on the record date fixed for the determination of stockholders entitled to receive such dividends (in which event anything to the contrary notwithstanding, the amount so deposited need not include any dividends so paid or to be paid) or as a part of the redemption price upon surrender of the certificates for the shares redeemed. At any time on or after the date fixed as aforesaid for such redemption or, if the corporation shall elect to deposit the moneys for such redemption as herein provided, then at any time on or after the date of deposit, and without awaiting the date fixed as aforesaid for such redemption, the respective holders of record of the Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the corporation, or, in the event of such deposit, to the bank or trust company with which such deposit shall be made, of certificates for the shares to be redeemed, such certificates, if required, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank. Any funds deposited as aforesaid which shall not be required for such redemption, because of the exercise of any right of conversion or otherwise subsequent to the date of such deposit, shall be returned to the corporation forthwith. Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of four years after the redemption date shall be paid by such bank or trust company to the corporation, after which such holders shall be deemed to be unsecured creditors of the corporation for a period of two years (after which all rights of such holders as unsecured creditors or otherwise shall cease) and any interest accrued on moneys so deposited shall belong to the corporation and shall be paid to it from time to time. Preferred stock redeemed pursuant to the provisions of this paragraph (g) shall be canceled and shall thereafter have the status of authorized and unissued shares of Preferred Stock.

     (h) The term "date of cumulation" as used with reference to any series of Preferred Stock shall be deemed to mean the date fixed by the Board of Directors as the date of cumulation of such series at the time of the creation thereof or, if no date shall have been so fixed, the date on which shares of such series are first issued. Whenever used with reference to any share of any series of Preferred Stock, the term "full cumulative dividends" shall be deemed to mean (whether or not in any dividend period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the full rate fixed for such series as provided in paragraph (b) of this Article III for the period of time elapsed from the date of cumulation of such series to the date as of which full cumulative dividends are to be computed (including an amount equal to the dividend at such rate for any fraction of a dividend period included in such period of time); and the term "accrued dividends" shall be deemed to mean full cumulative dividends to the date as of which accrued dividends are to be computed, less the amount of all dividends paid, or deemed paid as hereinafter in this paragraph (h) provided, upon said share. In the event of the issue of additional shares of Preferred Stock of any series after the original issue of shares of Preferred Stock of such series, all dividends paid or accrued on Preferred Stock of such series prior to the date of issue of such additional Preferred Stock shall be deemed to have been paid on the additional Preferred Stock so issued.

     (i) Subject to the provisions of these Articles of Incorporation and except as otherwise provided by law, the shares of stock of the corporation, regardless of class, may be issued for such consideration and for such corporation purposes as the Board of Directors may from time to time determine.

     (j) Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of Preferred Stock, as such holders, shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purpose. Except when entitled to vote as aforesaid, the holders of Preferred Stock, as such holders, shall not be entitled to notice of any meeting of stockholders.

     (k) Subject to the provisions of any applicable law, or of the By-Laws of the corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law, or by these Articles of Incorporation or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the corporation.

     (l) Anything in this Article III to the contrary notwithstanding, dividends upon shares of any class of stock of the corporation shall be payable only out of assets legally available for the payment of such dividends, and the rights of the holders of the Preferred Stock of all series and of the holders of the Common Stock in respect of dividends shall at all times be subject to the power of the Board of Directors, which is hereby expressly vested in said Board, from time to time to set aside such reserves and to make such other provisions, if any, as said Board shall deem to be necessary or advisable, respecting the amount of working capital to be maintained.


                            ARTICLE IV

     No holder of stock of the corporation of any class shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and all such additional shares of stock or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.


                            ARTICLE V

     The number and class of shares to be issued before the corporation shall commence business is Fifty (50) shares of common stock with a par value of Ten Dollars ($10) per share. The consideration to be paid therefor and the capital with which the corporation shall commence business is Five Hundred Dollars ($500). The corporation will not commence business until consideration of the value of at least Five Hundred Dollars has been received for the issuance of shares.


                            ARTICLE VI

     The names and places of residence of the incorporators are as follows

           Name                    Residence

     James M. Kemper, Jr.          6612 Wyoming
                                   Kansas City, Missouri

     P. V. Miller, Jr.             2001 West 61st Terr.
                                   Shawnee Mission, Kansas

     T. Alan Peschka               5744 Grand
                                   Kansas City, Missouri

                           ARTICLE VII

     The number of directors constituting the first board of directors of the corporation was three (3) and the number constituting the board at the time of the effectiveness of this amendment is twelve (12). The number of directors to constitute subsequent boards of directors shall be fixed by, or in the manner provided in, the By-Laws of the corporation. Any changes in the number of directors shall be reported to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change.

     Unless the By-Laws otherwise provide, the directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one-third of the whole number of the board of directors, and all directors of the corporation shall hold office until their successors are elected and qualified. At the meeting held for the election of the first board, the directors of the first class should be elected for a term of one year; the directors of the second class for a term of two years; and the directors of the third class for a term of three years; and at each annual election the successors to the class of directors whose terms shall expire that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year.

     Notwithstanding any other provisions of these Articles of Incorporation and notwithstanding the fact that some lesser percentage may be specified by law, the entire Board of Directors of the Corporation may be removed at any time but only by the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the shareholders called for that purpose.


                           ARTICLE VIII

     The duration of the corporation is perpetual.


                            ARTICLE IX

     The corporation is formed for the following purposes:

     (a) To purchase, subscribe for or otherwise acquire and own, hold as an investment or otherwise, use, sell, assign, deal in, transfer, mortgage, pledge, exchange or otherwise dispose of, alone or in syndicates or otherwise in conjunction with others, shares of capital stock, bonds, debentures, notes, evidences of indebtedness and other securities, contracts or obligations of any corporation, association, partnership, entity, or governmental, municipal or public authority, domestic or foreign, and to pay therefor in whole or in part, in cash or by exchanging therefor shares of the capital stock, bonds, debentures, debenture stock, notes or other obligations of this corporation or any other corporation, and while the owner or holder of any such property to receive, collect and dispose of the interest, dividends and income arising from such property, and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting powers of any securities so owned;

     (b) To purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill or rights and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities and obligations of any person, firm, association, corporation or organization, and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, debenture stock, notes, and other obligations of this corporation or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;

     (c) To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to reissue or cancel the shares of its own capital stock or any securities or other obligations of this corporation;

     (d) To promote or assist financially, by loan, subsidy, guaranty, contribution to capital or surplus, or otherwise, corporations, syndicates, partnerships, individuals or associations of all kinds, foreign or domestic, and in connection therewith to execute mortgages, deeds of trust, other forms of encumbrances, contracts and other types of written instruments;

     (e) To purchase or otherwise acquire and own, hold, lease, develop, sell, exchange, or otherwise use, deal in or dispose of, mortgage or otherwise encumber, real property or any interest therein, and to purchase or otherwise acquire and own, hold, build, construct, erect, manage, operate, repair, restore, and to dispose of by sale, lease, mortgage or otherwise, buildings and structures of all types;

     (f) To purchase or otherwise acquire and own, hold, lease, sell or otherwise use, deal in or dispose of, mortgage or otherwise encumber personal property of every kind and description or any interest therein, and to operate, manage and maintain the same;

     (g) To acquire, own, hold, buy sell, transfer and otherwise dispose of patents and patent rights, trademarks and trade names, copyrights, licenses, franchises, permits and other evidences of right;

     (h) In general to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interest of the corporation or to enhance the value of its properties;

     (i) To have and to exercise all powers necessary or incident to carrying out its corporate purposes, to exercise all other powers permitted by law, and to possess and enjoy all rights and powers which now or at any time hereafter may be granted to or exercised by a corporation of this character.


                            ARTICLE X

     The board of directors shall have the power to make, alter, amend or repeal the By-Laws of the corporation from time to time.


                            ARTICLE XI

     The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation:


                           ARTICLE XII

     The affirmative vote of the holders of not less than 75 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) of the corporation and the affirmative vote of the holders of not less than 67 percent of the outstanding shares of Voting Stock held by stockholders other than a "Related Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the corporation with any Related Person; provided however, that the 75 percent and 67 percent voting requirements shall not be applicable if:

      (1) The "Continuing Directors" of the corporation (as hereinafter defined) by a two-thirds vote (a) have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the corporation that caused the Related Person to become a Related Person, or (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;

     (2) The Business Combination is solely between the corporation and another corporation, 100 percent of the Voting
Stock of which is owned directly or indirectly by the corporation; or

     (3) The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of the corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions), paid by the Related Person in acquiring any of its holdings of the corporation's common stock.

For the purposes of this Article Twelfth:

          (i) The term "Business Combination" shall mean (a) any merger or consolidation of the corporation or a subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (c) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the corporation or a subsidiary of the corporation, (e) the issuance of any securities of the corporation or a subsidiary of the corporation to a Related Person, (f) any recapitalization that would have the effect of increasing the voting power of a Related Person, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

          (ii) The term "Related Person" shall mean and include any individual corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on February 1, 1983 at Rule 12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined on February 1, 1983 at Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20 percent or more of the outstanding Voting Stock of the corporation, and any Affiliate or Associate of any such individual corporation, partnership or other person or entity.

          (iii) The term "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

          (iv) Without limitation, any shares of common stock of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed beneficially owned by the Related Person.

          (v)  For the purposes of subparagraph (3) of this
     Article XII, the term "other consideration to be received" shall include, without limitation, common stock of the corporation retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation.

          (vi)  The term "Voting Stock" shall mean all
     outstanding shares of capital stock of the corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

          (vii) The term "Continuing Director" shall mean a Director who was a member of the Board of Directors of the corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person.

                           ARTICLE XIII

     The provisions set forth at this ARTICLE XIII and at ARTICLES VII, XI, and XII herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 75 percent of the outstanding shares of Voting Stock (as defined in ARTICLE XII) of the corporation; provided, however, that if there is a Related Person (as defined in ARTICLE XII), such action must also be approved by the affirmative vote of the holders of not less than 67 percent of the outstanding shares of Voting Stock held by stockholders other than the Related Person.

                       FIRST  AMENDMENT  TO

                RESTATED ARTICLES OF INCORPORATION
                                OF
                    COMMERCE BANCSHARES, INC.

                      A Missouri Corporation

(As of April 15, 1987)


            __________________________________________




The first paragraph of Article III is amended to read as follows:

          The total number of shares of all classes of stock which the corporation shall have the authority to issue is 26,000,000 shares, consisting of

          (i)  2,000,000 shares of Preferred Stock of
          the par value of $1 per share, and

          (ii)  24,000,000 shares of Common Stock of
                    the par value of $5 per share.

                       SECOND AMENDMENT  TO

                RESTATED ARTICLES OF INCORPORATION
                                OF
                    COMMERCE BANCSHARES, INC.

                      A Missouri Corporation

(As of January 26, 1990)


            __________________________________________



The first paragraph of Article III is amended to read as follows:

          The total number of shares of all classes of stock which the corporation shall have the authority to issue is 42,000,000 shares, consisting of

          (i) 2,000,000 shares of Preferred Stock of the par value of $1 per share, and

          (ii) 40,000,000 shares of Common Stock of the par value of $5 per share.

                       THIRD  AMENDMENT  TO

                RESTATED ARTICLES OF INCORPORATION
                                OF
                    COMMERCE BANCSHARES, INC.

                      A Missouri Corporation

(As of May 12, 1993)


            __________________________________________



The first paragraph of Article III is amended to read as follows:

          The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 62,000,000 shares, consisting of

          (i)  2,000,000 shares of Preferred Stock of
          the par value of $1 per share, and

          (ii)  60,000,000 shares of Common Stock of
          the par value of $5 per share.

                      FOURTH  AMENDMENT  TO

                RESTATED ARTICLES OF INCORPORATION
                                OF
                    COMMERCE BANCSHARES, INC.

                      A Missouri Corporation

                      (As of April 17, 1996)


            __________________________________________



The first paragraph of Article III is amended to read as follows:

          The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 82,000,000 shares, consisting of

          (i)  2,000,000 shares of Preferred Stock of
          the par value of $1 per share, and

          (ii)  80,000,000 shares of Common Stock of
          the par value of $5 per share.

                          FIFTH AMENDMENT TO

                   RESTATED ARTICLES OF INCORPORATION
                                 OF
                        COMMERCE BANCSHARES, INC.

                          A Missouri Corporation

                         (As of April 21, 1999)

                 -------------------------------------

The first paragraph of Article III is amended to read as follows:

                The total number of shares of all classes of stock which the Corporation shall have authority to issue is 102,000,000 shares, consisting of

                (i) 2,000,000 shares of preferred stock of the par value of $1 per share and

                (ii) 100,000,000 shares of common stock of the par value of $5 per share.